                                                                    Exhibit 99.1


For Further Information:

UBICS, INC.                                   TYPHOON CAPITAL CONSULTANTS, LLC
333 Technology Drive                          3420 Ocean Park Blvd.
Suite 210, Southpointe                        Santa Monica, CA 90405
Canonsburg, PA 15317                          (310) 399-4059
(724) 746-6001                                Contact: Sanjay Sabnani, President
Contact:  Nicole McGalla,
Marketing & Communications Manager

FOR IMMEDIATE RELEASE

UBICS, INC. RECEIVES NASDAQ STAFF DETERMINATION REGARDING NASDAQ NATIONAL MARKET
                             LISTING; FILES APPEAL

CANONSBURG, July 30, 2001-- UBICS, Inc. (Nasdaq:UBIX) today announced that it received a Nasdaq Staff Determination on July 25, 2001, indicating that UBICS has failed to comply with the $5,000,000 minimum market value of public float requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(2) and that its shares are, therefore, subject to delisting from the Nasdaq National Market. UBICS has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and present its case. UBICS shares will continue trading on the Nasdaq National Market until the Panel has reached a decision. There can be no assurance that the Panel will grant UBICS' request for continued listing. Should the Company's appeal to remain on the Nasdaq National Market be unsuccessful, the Company believes that it meets all eligibility requirements to trade on the Nasdaq SmallCap Market.

UBICS provides information technology (IT) professional services to large and mid-sized organizations. UBICS provides its clients with a wide range of professional services in areas such as client/server design and development, ERP & CRM package implementation and customization, e-commerce/Internet, application maintenance programming, data base, systems and network administration, network engineering, and business process re-engineering. With the creation of its CobaltCreative division and 3 office locations, UBICS also provides Web Development, Digital Media, Comprehensive Design, Strategic Planning and Custom Kiosk solutions within various industries across the United States and Europe.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties. UBICS stockholders are subject to the risks and uncertainties described in UBICS' filings with the Securities and Exchange Commission, including UBICS' Annual Report on Form 10-K for the year ended December 31, 2000.


                                      ###